TSX-V: LEO | OTCQB: LCGMF

Lion Copper and Gold Corp. Receives US$30.5 Million from Nuton to Advance Yerington
Copper Project

Vancouver, British Columbia - January 22, 2026 - Lion Copper and Gold Corp. ("Lion CG" or the "Company") is pleased to announce that it has received US$30.5 million from Nuton LLC ("Nuton"), a wholly-owned subsidiary of Rio Tinto, further to the Company's press release dated November 24, 2025, pursuant to the parties' previously announced earn-in agreement relating to the advancement of the Yerington Copper Project in Nevada, USA.

The funding represents Nuton's investment under Stage 3 of the earn-in framework and will be used to advance the Definitive Feasibility Study (DFS) and associated permitting activities, including technical optimization, engineering, environmental studies, and regulatory engagement.

"This investment represents a major execution milestone for Lion CG and further validates the scale, quality and strategic importance of the Yerington Copper Project," said John Banning, Chief Executive Officer of Lion CG. "This substantial partner funding enables the Company to advance the DFS and permitting work without significant dilution and execution risk for Lion CG shareholders."

The Yerington Copper Project is located in a Tier-1 U.S. jurisdiction and has the potential, subject to the outcomes of ongoing studies and permitting, to contribute to the domestic production of copper cathode. Establishing additional U.S.-based copper cathode supply is increasingly viewed as strategically important given rising demand from electrification, grid modernization, electric vehicles, and data center infrastructure, and ongoing efforts to strengthen domestic critical mineral supply chains.

Lion CG intends to progress the Yerington Copper Project toward qualification under the U.S. federal FAST-41 permitting framework, which is designed to enhance transparency, coordination, and predictability in the federal permitting process for major infrastructure and critical mineral projects.

As part of the DFS work program, the Nuton® Technology is expected to be further refined, with the objective of improving copper recoveries and potentially reducing capital intensity and environmental footprint relative to conventional processing routes.

Lion CG remains focused on disciplined project advancement, capital stewardship, and long-term value creation as it advances Yerington toward potential development in support of secure, domestic copper supply.

About Lion CG

Lion CG is a junior mining company advancing its Yerington, MacArthur and Bear projects in Lyon County, Nevada through an earn-in agreement with Nuton. The Project focuses on accelerating production from its long-life, low-strip-ratio, brownfield-advantaged Yerington Copper Project utilizing modern processing technologies.

About Nuton

Nuton is an innovative venture that aims to help grow Rio Tinto's copper business. At the core of Nuton is a portfolio of proprietary copper leaching related technologies and capability that offers the potential to economically unlock copper from primary sulfide resources through leaching, achieving market-leading recovery rates and contributing to an increase in copper production at new and ongoing operations.

One of the key differentiators of Nuton is the ambition to produce the world's lowest footprint copper while having at least one Positive Impact at each deployment site across five pillars: water, energy, land, materials and society.

To learn more about Nuton, visit https://nuton.tech/

John Banning
Chief Executive Officer
Lion Copper and Gold Corp.

For more information, please contact:
Email: info@lioncg.com

Forward-Looking Statements

Neither Canadian Stock Exchange (CSE) nor its Regulation Services Provider (as that term is defined in the policies of the CSE Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

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This news release contains "forward-looking information" and "forward-looking statements" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements relate to future events or performance and reflect the Company's current expectations or beliefs regarding future events. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements in this release include, but are not limited to, completion of a Definitive Feasibility Study, permitting, engineering and technical work programs; the potential timing and pathway to commercial copper cathode production; the potential deployment of Nuton® Technology at the Yerington Copper Project; the possible creation of an investment vehicle and the respective ownership interests upon completion of Stage 3; the Company's expectations regarding project derisking, strategic milestones, and ongoing collaboration with Nuton; and the Yerington Project's ability to contribute to domestic copper supply and respond to increasing market demand. Forward-looking statements are based on a number of assumptions that, while considered reasonable by the Company at the date of this news release, are inherently subject to significant operational, technical, economic, and competitive uncertainties and contingencies. These assumptions include, but are not limited to: that the Feasibility Study and permitting process will be completed on the anticipated schedule; that Nuton™ Technology will operate as intended at scale; that required regulatory approvals will be obtained; that financing will be available on reasonable terms; and that market conditions for copper will remain favourable. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. These risks include, but are not limited to: risks related to mineral exploration and development, permitting delays, changes in regulatory frameworks, cost escalation, inability to secure financing, technical challenges associated with deployment of new extraction technologies, commodity price fluctuations, community relations, supply chain constraints, and other customary risks in the mining and technology sectors. There can be no assurance that Stage 3 will be completed as contemplated, or at all, that the Parties will proceed to establish an investment Vehicle upon completion of Stage 3, that the Yerington Project will reach commercial production, or that Nuton® Technology will provide intended benefits at scale. Readers are cautioned not to place undue reliance on forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements except as required by applicable securities laws. Forward-looking statements speak only as of the date of this news release

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